ACQUISITION AGREEMENT AND OPTION AGREEMENT

ACQUISITION AGREEMENT AND OPTION AGREEMENT ("Agreement") dated as of ______________, 2006 by and among US Wireless Online, Inc., a Nevada corporation ("Company) and Sutioc Enterprises, Inc., a Nevada corporation ("SUTIOC").

RECITALS

A.

The Boards of Directors of the Company and SUTIOC have each determined that the acquisition of a majority interest in the Company by SUTIOC is advisable, fair and in the best interests of their respective corporations and stockholders;

B.

SUTIOC shall acquire 50.1% (fifty point one percent) equity interest in the Company;

C.

IElement Corporation (“IElement”) is the 98% stockholder of SUTIOC;

D.

SUTIOC owns and controls 30 Million shares of IElement Corporation;

E.

The acquisition shall be accomplished by the Company issuing to SUTIOC, in exchange for 30 Million shares of IElement Corporation restricted common stock, $0.001 par value (the “IElement Shares”), 5,010,000 shares of its newly issued restricted Series B preferred stock (the “Company Shares”), with such rights and preferences as designated on Exhibit A attached hereto and made a part hereof, representing 50.1% of the Company’s then issued and outstanding capital stock (the “Stock Purchase”);

F.

The Boards of Directors of the Company and SUTIOC have each determined that it would be advisable, fair and in the best interests of their respective corporations and stockholders to grant to SUTIOC the right, for a period of two years, to purchase up to 95% interest in the Company, in accordance with the terms and conditions specified in Section 1.2, (the “Top-Up Option”); and

G.

The Boards of Directors of the Company and SUTIOC have each adopted this Agreement and approved the Acquisition and Option upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, SUTIOC hereby agree as follows:

ARTICLE I

THE STOCK PURCHASE AND OPTION AGREEMENT

Section 1.1

Sale and Purchase of Company Shares.

(a)

Sale of Shares.  On the Closing Date (as defined below), the Company shall sell to SUTIOC the Company Shares and SUTIOC shall purchase the Company Shares for the purchase price described in (b), below.

Purchase Price.  The aggregate purchase price for the Company Shares is 30 million restricted IElement Common Shares.  Certificates evidencing IElement Shares delivered hereunder shall bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(b)

The Purchase Price shall be paid by SUTIOC as follows:

(i)

on the Closing Date, SUTIOC shall transfer to the Company 28,991,810 IElement Shares.  All of such shares shall be held by the Company, as an asset of the Company, for the sole purpose of payment of debt to third party creditors which debt payments shall be made in accordance with Exhibit B attached hereto and made a part hereof; and

(ii)

on the Closing Date, the IEW shall pay the balance of the Purchase Price by delivering to the Escrow Agent, on behalf of the Company, stock certificates representing 1,008,190 IElement Shares (the “Escrow Shares”).  The Escrow Agent shall administer the Escrow Shares pursuant to the terms of the Escrow Agreement, which Agreement shall be in the form attached hereto as Exhibit 1.1(b)(ii). The Escrow Shares shall be used as a source of funding to satisfy certain liabilities of the Company as set forth in the Escrow Agreement.

(c)

Closing; Closing Date.  The closing of the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place upon satisfaction of the conditions precedent in Sections 6.1 and __ on _________, 2006, or such other time or date as the parties agree in writing.  The date upon which the Closing occurs is herein called the "Closing Date."

(d)

Authorizations.  The Company and SUTIOC hereby represent and warrant that each of their respective Boards of Directors has (i) adopted this Agreement and approved the Stock Purchase and the Option, and (ii) determined that this Agreement and the transactions contemplated hereby, are at a price and on terms that are advisable and fair to and in their best interests and their respective stockholders.

Section 1.2

Top-Up Option.

(a)

The Company grants to SUTIOC an assignable and irrevocable option (the “Top-Up Option”) to purchase from the Company the number of newly-issued shares of Company common stock and preferred stock equal to the lesser of: (i) the number of shares of Company common stock and preferred stock that, when added to the number of shares of Company common stock and preferred stock owned by SUTIOC at the time of exercise of the Top-Up Option, constitutes 95% of the number of shares of Company common stock and preferred stock that would be outstanding immediately after the issuance of all shares of Company common stock and preferred stock subject to the Top-Up Option or (ii) the aggregate number of shares of Company common stock and preferred stock that the Company is authorized to issue under its articles of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option.

(b)

In the event that the number of shares the Company is authorized to issue under its articles of incorporation would not constitute 95% of the total outstanding immediately after issuance, the Company shall take the necessary steps to increase the authorized shares in order to issue the full amount of the Top-Up Option equal to 95% of the outstanding immediately after issuance.

(c)

The Top-Up Option may be exercised by SUTIOC, in whole or in part, at any time and up to two years after the Closing.  The aggregate purchase price payable for the shares of Company common stock and preferred stock being purchased by SUTIOC pursuant to the Top-Up Option shall be determined as set forth in Section 1.2(d) herein. Such purchase price may be paid by SUTIOC, at its election, either entirely in cash or shares of common stock, valued at no less than the closing share price on the day immediately preceding the day Top-Up Option is exercised by SUTIOC, of an entity trading on the over the counter bulletin board or a recognized exchange and which entity is subject to the reporting requirements of the Securities Exchange Act of 1934 and is current in all such reports which shares are owned and held by SUTIOC.

(d)

The aggregate purchase price SUTIOC will be required to pay to Company when exercising the Top-Up Option will be calculated as 2.5 times the then trailing ninety days annualized revenue, plus current and fixed assets and less any debt, accounts payable and other liabilities exceeding one million dollars ($1,000,000) with the minimum aggregate purchase price being two million dollars ($2,000,000) plus current and fixed assets and less debt, accounts payable and other liabilities.  In the event that the Company’s debt, accounts payable and other liabilities is below $1,000,000, then in such a case, the aggregate purchase price shall be calculated as 3 times the then trailing ninety days annualized revenue, plus current and fixed assets and less debt, accounts payable and other liabilities.

(e)

In the event SUTIOC wishes to exercise the Top-Up Option, SUTIOC shall deliver to the Company a notice setting forth (i) the number of shares of Company common stock and preferred stock that SUTIOC intends to purchase pursuant to the Top-Up Option, (ii) the manner in which SUTIOC intends to pay the applicable exercise price and (iii) the place and time at which the closing of the purchase of such shares of Company common stock by SUTIOC is to take place. At the closing of the purchase of such shares of Company common stock and preferred stock, SUTIOC shall cause to be delivered to the Company the consideration required to be delivered in exchange for such shares, and the Company shall cause to be issued to SUTIOC a certificate representing such shares. The obligation of the Company to issue such shares will be subject to compliance with all applicable regulatory requirements.

(f)

Certificates evidencing Top-Up Option Shares delivered hereunder shall bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Section 1.3

Directors.  At Closing, SUTIOC shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as shall give SUTIOC majority  representation on the Company Board.  The Company shall, upon request by SUTIOC, promptly increase the size of the Company Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable SUTIOC's designees to be appointed to the Company Board in accordance with the terms of this Section 1.3 and shall cause SUTIOC's designees to be so appointed.  At Closing, or as soon thereafter as practicable, the Board of Directors shall be comprised of a total of five (5) members, three (3) of which shall be SUTIOC designees.

Section 1.4

Anti-Dilution Rights.  In consideration of this Agreement and the mutual covenants and promises contained herein, as of the Closing of the Acquisition, the Company agrees to assure that SUTIOC shall have and maintain at all times, weighted average anti-dilution protection rights as to the total number of issued and outstanding shares of common stock and preferred stock of the Company from time to time, at the rate of 50.1%.  In the event that the Company issues any shares of common stock, preferred stock or any security convertible into or exchangeable for common stock or preferred stock to any person or entity, the Company agrees to undertake all necessary measures as may be necessary or expedient to accommodate its performance under this Agreement, including, without limitation, the amendment of its articles of incorporation to the extent necessary to provide for a sufficient number of shares of authorized common stock or preferred stock to be issued to SUTIOC so as to maintain in SUTIOC the minimum interest in the common stock and preferred stock of the Company consistent with this Agreement.

ARTICLE II

ASSET PURCHASE OPTION

Section 2.1

Definitions

(a)

“Bankruptcy” means, with respect to any Person or Entity, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy”.  A “Voluntary Bankruptcy” means, with respect to any Person or Entity, the inability of such Person or Entity generally to pay its debts as such debts become due, or an admission in writing by such Person or Entity of its inability to pay its debts generally or a general assignment by such Person or Entity for the benefit of creditors; the filing of any petition or answer by such Person or Entity seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or Entity or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or Entity or for any substantial part of its property; or corporate action taken by such Person or Entity to authorize any of the actions set forth above.  An “Involuntary Bankruptcy” means, with respect to any Person or Entity, without the consent or acquiescence of such Person or Entity, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency or similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person or Entity, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or Entity or of all or any substantial part of the property of such Person or Entity which order shall not be dismissed within sixty (60) days.

(b)

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year.

(c)

“Book Value” means the original cost of an asset less depreciation or amortization.

Section 2.2

Purchase Upon Bankruptcy.

Upon the Bankruptcy of the Company or any of its subsidiaries, SUTIOC shall have the right to purchase all of the equipment, furniture, personal property and certain intangible assets, including customer lists, customer purchase history and supplier lists (collectively the “Assets”), from the Company and its subsidiaries.  The purchase price for such purchase shall be as set forth in Section 2.3 below.  The Closing of the purchase shall take place at the principal office of the Company, or at such other place set by mutual consent, and the purchase price shall be paid at the Closing via wire transfer.  The Closing shall take place within 30 days of the Bankruptcy or such earlier day as agreed by SUTIOC and the Company.

Section 2.3

Purchase Price

The purchase price for the Assets shall be calculated as 49.9% of the net Book Value of the tangible assets being purchased (furniture, equipment and personal property) plus the amount of the trailing thirty (30) days of revenue of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to SUTIOC, subject to the exceptions set forth in the Disclosure Letter which shall be delivered by the Company to SUTIOC (the "Disclosure Letter") prior to execution of this Agreement, and certified by a duly authorized officer of the Company (which exceptions shall specifically identify the Section, subsection or paragraph, as applicable, to which such exception relates), that:

Section 3.1

Organization and Qualification; Subsidiaries; Investments.

(a)

Section 3.1(a) of the Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each person (as defined below) in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting interests or of which the Company otherwise has the right to direct the management (each, a "Subsidiary") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. Except as set forth in Section 3.1(a) of the Disclosure Letter, all the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has delivered to SUTIOC's counsel accurate and complete copies of the Articles of Incorporation and bylaws or comparable governing documents, each as in full force and effect on the date hereof, of the Company and each Subsidiary. Other than as specified in Section 3.1(a) of the Disclosure Letter, the Company has no operating Subsidiaries other than those incorporated in a state of the United States.

(b)

Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, does not have a Material Adverse Effect on the Company. For purposes hereof, the term "Material Adverse Effect on the Company" means any circumstance involving, change in or effect on the Company or any Subsidiary (i) that is, or is reasonably likely in the future to be, materially adverse to the business, operations, earnings or results of operations, assets or liabilities (including contingent liabilities), the financial condition or prospects of the Company and the Subsidiaries, taken as a whole, excluding from the foregoing any event, change or circumstance arising out of (A) the compliance by the Company, the Subsidiaries, or SUTIOC with the terms and conditions of this Agreement, (B) changes in applicable law or regulations or in United States generally accepted accounting principles ("GAAP") or (C)(x) changes in economic conditions in the telephone and wireless service business generally and (y) changes in regulatory conditions in the telephone and wireless business, except, in the case of clauses (C)(x) and (C)(y), to the extent such changes have a materially disproportionate effect on the Company relative to other participants in the telephone and wireless business, or (ii) that is reasonably likely to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, all references to Material Adverse Effect on the Company or its Subsidiaries contained in this Agreement shall be deemed to refer solely to the Company and its Subsidiaries without including its ownership by SUTIOC after the Acquisition.

(c)

Section 3.1(c) of the Disclosure Letter sets forth a true and complete list, as of the date hereof, of each equity investment made by the Company or any Subsidiary in any person (including the percentage ownership, purchase price and any management rights granted to the Company or any such Subsidiary) other than the Subsidiaries ("Other Interests"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

Section 3.2

Capitalization of the Company and Subsidiaries.

The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, of which, as of December 8, 2006, 126,209,933 Shares were issued and outstanding, and twenty million (20,000,000) shares of preferred stock, of which, as of the date hereof, 4,250,000 were issued and outstanding. All of the outstanding Shares are, and the Shares issuable upon exercise of Company Stock Options, when issued would be, validly issued and fully paid, nonassessable and not subject to any preemptive rights. As of December 8, 2006, an aggregate of ____________ Shares were reserved for issuance pursuant to the Company's Equity Incentive Plan, or other outstanding warrants, options or convertible securities.  Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company or any Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or any Subsidiary, and no obligations of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights.

All of the outstanding Shares and Company Stock Options (collectively, the "Company Securities") were issued in compliance with the Securities Act and applicable state securities laws. As of the date hereof, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other ownership interests. Except as set forth in Section 3.2(a) of the Disclosure Letter, there are no stockholder agreements, voting trusts or other arrangements or understandings to which the Company or any Subsidiary is a party or by which it or the Company Board is bound, and, to the Company's knowledge, there are no other agreements, voting trusts or other arrangements or understandings relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. No Shares are issued and held by the Company in its treasury as of the date hereof. Section 3.2(a) of the Disclosure Letter sets forth a true and complete list of all holders of outstanding Company Stock Options, the exercise or vesting schedule, the exercise price per share and the term of each such Company Stock Option, whether such option is a nonqualified stock option or incentive stock option and any restrictions on the Company's right to repurchase the Shares underlying the options. Except as set forth in Section 3.2 of the Disclosure Letter, none of the terms of the Company Stock Options provides for accelerated vesting or exercisability as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Section 3.2 of the Disclosure Letter, each outstanding Company Stock Option has an exercise price per share no less than the fair market value per Share at the time of grant of such Company Stock Option.

Section 3.3

Authority Relative to this Agreement; Recommendation.

(a)

The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by SUTIOC, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)

The Company Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that Company's stockholders accept this Agreement and the transaction contemplated thereby if such stockholder approval is necessary in accordance with the Company, articles, bylaws of the laws of Nevada.

Section 3.4

SEC Reports; Financial Statements.

(a)

The Company has not filed all required forms, reports and documents ("Company SEC Reports") with the SEC for the periods on and after January 1, 2006.  As further set forth in Section 6.1 regarding preconditions to Closing, prior to the Closing of this Agreement, the Company shall have filed all SEC reports through and including its Form 10K or 10K-SB for its 2005 fiscal year end and shall have proper records prepared and accessible for the completion and filing of its fiscal 2006 quarterly reports.  At the Closing, the Company shall represent and warrant that for all periods prior to and including December 31, 2005, the Company has filed all required forms, reports and documents and each of such Company SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports (the "Financial Statements") have been prepared in all material respects in accordance with GAAP consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present the consolidated financial condition of the Company and the Subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby, in each case in conformity with GAAP (subject, in each case, to normal year-end adjustments and except that unaudited financial statements do not contain all footnotes required for audited financial statements).

(b)

The Company has delivered to SUTIOC a complete and correct copy of any amendment or modification (that has not yet been filed with the SEC, but that the Company presently intends to file) to agreements, documents or other instruments previously filed by the Company with the SEC.

(c)

If the Company is at any time unable to timely compile and file the required reports, forms and documents necessary for the Company to regain or maintain its compliance with all regulations and its listing on the Pink Sheets, the Company will deliver within ten business days to SUTIOC a complete and correct set of records by which SUTIOC will be able to compile and file any required reports, forms and documents with the SEC, NASD and any other agency for which it will be necessary for the Company to file with in order to become fully-compliant and have its stock re-listed on the OTCBB.

Section 3.5

Information Supplied.    None of the information supplied or to be supplied by the Company will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.6

Consents and Approvals; No Violations.    Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or "blue sky" laws, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each, a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Except as set forth in Section 3.6 of the Disclosure Letter, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of the Company or any Subsidiary; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Material Contract (as defined below) to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; (iii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract (as defined below), other than any Material Contract, to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; or (iv) violate any order, writ, injunction or decree to which the Company or a Subsidiary is subject, or any law, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets, except, in the case of the foregoing clauses (iii) and (iv), for violations, breaches or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

Section 3.7

No Default.    Except as set forth in Section 3.7 of the Disclosure Letter, neither the Company nor any Subsidiary is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents); (ii) any Material Contract; (iii) any other Contract or obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound; or (iv) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of its properties or assets, except, in the case of the foregoing clauses (iii) and (iv), for violations, breaches or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default, event of default or other breach on the part of the Company or any of its Subsidiaries under any such Contract, except where such breach, default or violation, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.8

No Undisclosed Liabilities; Absence of Changes.    Except as disclosed by the Company; as contained in its SEC Reports filed prior to the date hereof (including through the end of fiscal 2005) and except as fully and completely disclosed to SUTIOC in Section 3.8 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto). Except as disclosed by the Company and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, (i) the Company and its Subsidiaries have conducted their business only in the ordinary course; (ii) through the date hereof, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company's capital stock; (iii) there has not been any action by the Company or any of its Subsidiaries during the period from December 31, 2005 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 5.1 hereof; and (iv) except as required by GAAP, there has not been any change by the Company in accounting principles, practices or methods. Except as disclosed by the Company, since December 31, 2005, there has not been a Material Adverse Effect on the Company.

Section 3.9

Litigation.    Except as set forth in Section 3.9 of the Disclosure Letter, there are no suits, claims, actions, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened against the Company, any Subsidiary or any of their respective properties or assets before any Governmental Entity as of the date hereof. No suits, claims, actions, proceedings or investigations set forth in Section 3.9 of the Disclosure Letter (if any) would, if decided adversely to the Company or any Subsidiary, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Ten Thousand Dollars ($10,000). Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity.

Section 3.10

Compliance with Applicable Law.    Except as set forth in Section 3.10 of the Disclosure Letter, each of the Company and the Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that, individually or in the aggregate, would not result in a Material Adverse Effect on the Company and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary that, individually or in the aggregate, would result in a Material Adverse Effect on the Company. Each of the Company and the Subsidiaries is in compliance with the terms of the Company Permits held by it, except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company and that have not resulted in, and would not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary that, individually or in the aggregate, would result in a Material Adverse Effect on the Company. The businesses of the Company and the Subsidiaries are being conducted in compliance with all applicable laws, ordinances and regulations of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations of any such laws, ordinances or regulations that, individually or in the aggregate, do not and would not reasonably be expected to result in a Material Adverse Effect on the Company and that have not resulted in, and would not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary that, individually or in the aggregate, would result in a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Disclosure Letter, to the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending nor has any Governmental Entity indicated an intention to conduct the same.

Section 3.11

Employee Benefit Plans; Labor Matters.

(a)

Section 3.11(a) of the Disclosure Letter lists, as of the date hereof, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, pension, profit sharing, supplemental retirement, health, life or disability insurance, dependent care, severance, termination pay and other similar fringe or employee benefit plans, programs or arrangements and any current employment or executive compensation or severance agreements written or otherwise maintained, contributed to or been required to contribute to for the benefit of or relating to any current employee, officer or director of the Company or any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation (together, the "Employee Plans"). The Company has made available to SUTIOC a copy of (i) the two (2) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required, (ii) the documents and instruments governing each such Employee Plan (including, without limitation, the plan document, summary plan description or other summary, most recent actuarial report and trust or other funding arrangement, where applicable) and (iii) all IRS determination, opinion, notification and advisory letters and rulings relating to each disclosed Employee Plan. Except as set forth in Section

3.11(a) of the Disclosure Letter: (A) each Employee Plan has been maintained in all material respects in accordance with its terms and each Employee Plan subject to ERISA and the Code has been maintained in all material respects in accordance with ERISA and the Code and (C) there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. With respect to each Employee Plan, there has been no transaction prohibited under Section 4975 of the Code or Section 406 of ERISA which is not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively. With respect to any Employee Plan, (1) neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the Company's knowledge, is there a basis for any such claim and (2) no officer, director or employee of the Company has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the Company's knowledge, threatened, involving any Employee Plan by any person, or by the IRS, the United States Department of Labor or any other Governmental Entity, against such Employee Plan or the Company or any ERISA Affiliate.

(b)

Section 3.11(b) of the Disclosure Letter sets forth a list as of the date hereof of all (i) employment agreements with officers of the Company or any ERISA Affiliate and (ii) agreements with consultants who are individuals obligating the Company or any ERISA Affiliate to make annual cash payments in an amount of Fifty Thousand ($50,000) or more and (iii) severance agreements, programs and policies of the Company with or relating to its employees, except such programs and policies required to be maintained by law. The Company has made available to SUTIOC copies of all such agreements, plans, programs and other arrangements.

(c)

Except as provided in Section 3.11(c) of the Disclosure Letter, there will be no payment, accrual of additional benefits, obligation to fund benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party, and no employee, officer or director of the Company or any ERISA Affiliate will become entitled to severance, termination allowance or similar payments, by reason of entering into or in connection with the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events). Except as provided in Section 3.11(c) of the Disclosure Letter, no payment or benefit which will or may be made in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events) by the Company, its ERISA Affiliates or SUTIOC or any of its respective affiliates with respect to any "disqualified individual" (within the meaning of Section 280G(c) of the Code) will be characterized as a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code).

(d)

There are no controversies relating to any Employee Plan or other labor matters pending or, to the Company's knowledge, threatened between the Company or any ERISA Affiliate and any of its employees. Except as set forth in Section 3.11(e) of the Disclosure Letter, neither the Company nor any ERISA Affiliate is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any ERISA Affiliate nor does the Company nor any ERISA Affiliate know of any activities or proceedings of any labor union to organize any such employees. No strikes, work stoppage, grievance, claim of unfair labor practice or labor dispute against the Company or any ERISA Affiliate has occurred, is pending or, to the knowledge of the Company or any ERISA Affiliate, threatened, and, to the knowledge of the Company and its ERISA Affiliates, there is no basis for any of the foregoing. To the knowledge of the Company and its ERISA Affiliates, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of the Company or any ERISA Affiliate.

(e)

Except as set forth in Section 3.11(e) of the Disclosure Letter, neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to or incurred an obligation to contribute or incurred a liability (contingent or otherwise) with respect to, any employee benefit plan that is subject to Title IV of ERISA, any Multiemployer Plan or to a Multiple Employer Plan. For these purposes, "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA and "Multiple Employer Plan" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

(f)

Except as set forth in Section 3.11(f) of the Disclosure Letter, to the extent permitted by applicable law and the applicable Employee Plan, each Employee Plan (other than any stock option plan) can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination (other than charges incurred as a result of such termination).

(g)

To the knowledge of the Company and its ERISA Affiliates, no key employee, or group of employees, of the Company or any ERISA Affiliate has expressed to the Company any plan to terminate employment with the Company or any ERISA Affiliate. The Company and its ERISA Affiliates have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining.

(h)

The Company and its ERISA Affiliates have complied in all material respects with the laws of any foreign jurisdiction with respect to any employee benefit plan or arrangements maintained in such jurisdiction in which the employees of the Company or any ERISA Affiliate participate.

(i)

Except as provided in Section 3.11(i) of the Disclosure Letter, the Company has no commitment, intention or understanding to create, terminate or adopt any Employee Plan that would result in any additional liability to the Company. Since the beginning of the current fiscal year of any Employee Plan, no event has occurred and no condition or circumstance has existed that reasonably would be expected to result in a material increase in the benefits under or the expense of maintaining such Employee Plan from the level of benefits or expense incurred for the most recently completed fiscal year of such Employee Plan other than the cost of additional benefits accrued in accordance with the terms of such Employee Plan.

Section 3.12

Environmental Laws and Regulations.

(a)

Except as set forth in Section 3.12(a) of the Disclosure Letter and except for matters which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or, to the Company's knowledge, investigation is pending or, to the knowledge of the Company or any Subsidiary, threatened by any Person against, the Company or any Subsidiary with respect to any matters relating to or arising out of any Environmental Law (as defined below); (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws, which compliance includes the possession by the Company and each Subsidiary of all material permits required under applicable Environmental Laws and compliance with the terms and conditions thereof, and the Company and its Subsidiaries reasonably believe that each of them will, without the incurrence of any material expense, timely attain and maintain compliance with all Environmental Laws applicable to any of their current operations or properties or to any of their planned operations; (iii) to the Company's knowledge, there has been no disposal, release or threatened release of any Hazardous Substance (as defined below) by the Company or any Subsidiary on, under, in, from or about any property currently or formerly owned or operated by the Company or any Subsidiary, or otherwise related to the operations of the Company or any Subsidiary, that has resulted or could reasonably be expected to result in any Environmental Claim against the Company or any Subsidiary; (iv) neither the Company nor any Subsidiary has entered into or agreed to or is subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to its compliance with or liability under any Environmental Law; and (v) neither the Company nor any Subsidiary has assumed or retained by contract or otherwise any liabilities of any kind, fixed or contingent, under any applicable Environmental Law (including, without limitation, any liability from the disposition of any of its real property). There are no governmental agreements to which the Company or any of its Subsidiaries is a party relating to human health and the environment, including, without limitation, Hazardous Substances.

(b)

For purposes of this Agreement, (i) the term "Environmental Laws" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions and permits relating to human health and the environment, including, without limitation, Hazardous Substances; (ii) the term "Hazardous Substances" means all substances, materials or wastes that are listed, classified or regulated pursuant to any Environmental Law or which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law, including, without limitation, petroleum, asbestos or polychlorinated biphenyls and, in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. section 300.5; and (iii) the term "Environmental Claim" means any claim, violation or liability, by any Person relating to liability (including liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Hazardous Substance at any location and any exposure of Persons to such Hazardous Substance at any location, (B) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or permits or (C) otherwise relating to obligations or liabilities under any Environmental Law.

Section 3.13

Taxes.

(a)

For purposes of this Agreement:

(i)

"Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties and other taxes, governmental assessments, fees, duties or charges of any kind or nature whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A), whether as a result of transferee or successor liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law and (C) any liability for the payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other person; and

(ii)

“Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

(b)

(i) Within the times and in the manner prescribed by law, the Company and its Subsidiaries (and their predecessors) have properly prepared and filed all Tax Returns required by law. All Tax Returns filed by the Company and its Subsidiaries are true, correct and complete and accurately reflect the information pertaining to the tax attributes of the Company and its Subsidiaries, including tax basis in assets and net operating loss, capital loss and tax credit carryforwards. None of the Tax Returns filed by the Company or any of its Subsidiaries was required to contain (in order to avoid the imposition of a penalty and determined without regard to disclosure that may be made after the filing of the original Tax Return) a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). The Company and its Subsidiaries (and their predecessors) have complied in all material respects with all applicable laws relating to Taxes.

(ii)   (A) the Company and its Subsidiaries have timely withheld and paid all Taxes that were required to have been withheld or have become due or payable (whether or not shown on any Tax Return), respectively, and have adequately provided in accordance with GAAP in the Financial Statements included in the Company SEC Reports for all Taxes accrued through the date of such Company SEC Reports; and (B) all Taxes of the Company and its Subsidiaries accrued following the end of the most recent period covered by the Company SEC Reports have been incurred in the ordinary course of business of the Company consistent with past practices and have been paid when due in the ordinary course of business consistent with past practices. Neither the Company nor any of its Subsidiaries has been a party to a "reportable transaction," as such term is defined in Treasury Regulation § 1.6011-4(b)(1), or to a transaction that is substantially similar to a "listed transaction," as such term is defined in Treasury Regulation § 1.6011-4(b)(2), or any transaction similarly designated under comparable laws of any state, local or foreign jurisdiction.

(iii)   Except as set forth in Section 3.13(b)(iii) of the Disclosure Letter, neither the Company nor any of its Subsidiaries (or any predecessor thereof) (A) has filed a consent or agreement pursuant to former Section 341(f) of the Code, (B) is a party to or bound by any closing agreement, offer in compromise, gain recognition agreement or any other agreement with any Tax authority or any Tax indemnity or Tax sharing agreement with any person, (C) is a party to an agreement that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code or to remuneration the deduction for which would be disallowed under Section 162(m) of the Code, (D) has issued options or stock purchase rights (or similar rights) that purported to be governed by Sections 421 or 423 of the Code that were or are not so governed or (E) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(iv)  There are and have been no (A) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes relating to the Company or any Subsidiary (or their predecessors), (B) except as set forth in Section 3.13(b)(iv) of the Disclosure Letter, adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors), (C) waivers or extensions of the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be held liable following the date hereof or (D) grants of power of attorney to any person in effect with respect to Taxes for which the Company or any of its Subsidiaries would be liable. The Company does not know of any basis for the assertion by a Tax authority of a Tax deficiency against the Company or any Subsidiary (or their predecessors).

(v)   Except as set forth in Section 3.13(b)(v) of the Disclosure Letter, neither the Company nor any Subsidiary (nor any predecessor thereof) has been a "distributing corporation" or a "controlled corporation" in connection with a distribution governed or intended to be governed by Section 355 of the Code.

(vi)  There is currently no limitation on the utilization of tax attributes of the Company or any Subsidiary under Sections 269, 382, 383, 384 or 1502 of the Code (and comparable provisions of state, local or foreign law).

(vii)  Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common SUTIOC of which is the Company.

(viii)  Except as set forth in Section 3.13(b)(viii) of the Disclosure Letter, none of the Company or any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Section 3.13(b)(viii) of the Disclosure Letter sets forth all elections pursuant to Treas. Reg. § 301.7701-3 that have been made by business entities in which the Company or any Subsidiary owns an equity interest. The Company was an "S corporation" as such term is defined in Section 1361(a)(1) of the Code at all times from January 1, 2002 until September 27, 2004.

(ix)  Section 3.13(b)(ix) of the Disclosure Letter sets forth, on an entity-by-entity basis, all jurisdictions outside the United States in which the Company or any Subsidiary is subject to Tax. Neither the Company nor any Subsidiary is, has been or has owned (whether directly or indirectly) an interest in, a passive foreign investment company within the meaning of Section 1297 of the Code. No Subsidiary that is not a United States person (A) has engaged (or been treated as engaged) in the conduct of a trade or business within the United States or (B) has had an investment in "United States property" within the meaning of Section 956(c) of the Code. Neither the Company nor any Subsidiary is, or at any time has been, affected by (1) the dual consolidated loss provisions of the Section 1503(d) of the Code, (2) the overall foreign loss provisions of Section 904(f) of the Code or (3) the recharacterization provisions of Section 952(c)(2) of the Code.

Section 3.14

Intellectual Property.

(a)

As used herein, the term "Intellectual Property" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing and registrations therefor (collectively, "Marks"); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, "Patents"); (iii) copyrights and registrations and applications therefor (collectively, "Copyrights"); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, "Trade Secrets"); and (v) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

(b)

Section 3.14(b) of the Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of all Intellectual Property owned (in whole or in part) or licensed by the Company or any Subsidiary used in or related to the business as currently conducted and as reasonably anticipated to be conducted in the future by the Company or any Subsidiary (collectively "Company Intellectual Property").

(c)

Each of the Company and the Subsidiaries has taken commercially reasonable steps, consistent with applicable industry standards, to protect its rights in the Company Intellectual Property and maintain the confidentiality of all of the Company Trade Secrets. Without limiting the foregoing, the Company has and enforces a policy requiring each of the employees (other than non-technical employees who have not contributed in any way to the development or creation of any Company Intellectual Property), consultants and contractors of the Company or any Subsidiary to enter into proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms and all current and former employees (other than non-technical employees who have not contributed in any way to the development or creation of any Company Intellectual Property), consultants and contractors of the Company or any Subsidiary have executed such an agreement. Except as set forth in Section 3.14(c) of the Disclosure Letter, neither the Company nor any Subsidiary has disclosed, nor is the Company or any Subsidiary under any contractual or other obligation to disclose, to another person any of its Trade Secrets, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the Company's knowledge, no person has materially breached any such agreement or undertaking.

(d)

Except as set forth in Section 3.14(d) of the Disclosure Letter, (i) the Company owns exclusively all right, title and interest in and to all of the Company Intellectual Property, free and clear of any and all Liens, encumbrances or other adverse ownership claims (other than licenses granted by the Company or a Subsidiary to another person in the ordinary course of business listed in Section 3.14(g)(1) of the Disclosure Letter), (ii) all Company Intellectual Property is fully transferable, assignable or licensable, as applicable, without condition or restriction and without payment of any kind to any third party, and (iii) neither the Company nor any Subsidiary has received any notice or claim challenging the Company's or any Subsidiary's ownership of the Company Intellectual Property or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, nor, to the Company's knowledge, is there a reasonable basis for any claim that the Company or any Subsidiary does not so own or license any of such Company Intellectual Property.

(e)

The Company Intellectual Property is valid, enforceable and subsisting. Neither the Company nor any Subsidiary has received any notice or claim challenging or questioning the validity or enforceability of any of the Company Intellectual Property or indicating an intention on the part of any person to bring a claim that any of the Company Intellectual Property is invalid or unenforceable or has been misused, and, with respect to the Patents contained within the Company Intellectual Property, the Company has disclosed material prior art, of which the Company had knowledge, in the prosecution of its Patents in accordance with its obligations pursuant to 37 C.F.R. section 1.56.

(f)

Except as set forth in Section 3.14(f) of the Disclosure Letter: (i) neither the Company nor any Subsidiary has taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Intellectual Property) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Intellectual Property; and (ii) all Company Intellectual Property has been registered or obtained in accordance with all applicable legal requirements (including, in the case of the Company's Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications). The Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Intellectual Property.

(g)

Section 3.14(g)(1) of the Disclosure Letter sets forth a complete and accurate list of all agreements currently in effect granting to the Company or any Subsidiary any right under or with respect to any Intellectual Property, other than standard desktop software applications used generally in the Company's or any Subsidiary's operations. Section 3.14(g)(2) of the Disclosure Letter sets forth a complete and accurate list of all license agreements currently in effect under which the Company or any Subsidiary licenses or grants any other rights under any Intellectual Property to another person, excluding non-exclusive internal use licenses granted by the Company or any Subsidiary to end user customers that have purchased or licensed products.

(h)

Except as set forth in Section 3.14(h) of the Disclosure Letter, the Company Intellectual Property constitutes all the material Intellectual Property rights necessary for the conduct of the Company's and the Subsidiaries' businesses as they are currently conducted and reasonably anticipated to be conducted in the future.

(i)

Except as set forth in Section 3.14(i) of the Disclosure Letter, none of the products, processes, services or other technology or materials, or any Intellectual Property developed, used, leased, licensed, sold, imported or otherwise distributed or disposed of, or otherwise commercially exploited by or for the Company or any Subsidiary, nor any other activities or operations of the Company or any Subsidiary, infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of any Intellectual Property of any third party, and, except as set forth in Section 3.14(i) of the Disclosure Letter, neither the Company nor any Subsidiary has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to the Company's knowledge, is there any reasonable basis therefor. No Company Intellectual Property is subject to any outstanding order, judgment, decree or stipulation restricting the use thereof by the Company of such Subsidiary or, in the case of any Company Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or such Subsidiary to any person. No product, technology, service or publication of the Company or any Subsidiary violates any law or regulation.

(j)

To the Company's knowledge, no employee or independent contractor of the Company or any Subsidiary is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would or may materially interfere with such employee or contractor carrying out his or her duties for the Company or that would materially conflict with the Company's business as presently conducted and proposed to be conducted.

(k)

Section 3.14(k) of the Disclosure Letter contains a list of all improvements made by the Company and any Subsidiary with respect to any owned or licensed Intellectual Property. No person who has licensed any Intellectual Property to the Company or any Subsidiary has ownership, beneficial, license or other rights to improvements made by the Company with respect to such Intellectual Property. The Company is entitled to freely use and exploit (and the Surviving Company will be entitled to freely use and exploit) any and all such improvements.

(l)

Except as set forth in Section 3.14(l) of the Disclosure Letter, there are no contracts, licenses or agreements between the Company or any Subsidiary, on the one hand, and any third party, on the other hand, wherein or whereby the Company or any subsidiary has assumed or agreed to assume any obligation or duty or to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability of such third party with respect to any Company Intellectual Property or other Intellectual Property.

(m)

To the Company's knowledge, no third party is infringing, misappropriating, diluting or violating any Company Intellectual Property and no such claims have been threatened, asserted or brought against any third party by the Company or any Subsidiary.

(n)

The Company has obtained all export licenses, permits or approvals necessary or appropriate for the marketing, license and distribution of the "Company Products" (as such term is defined in Section 3.14(n) of the Disclosure Letter) outside the United States, if any.

(o)

No government funding, facilities of any university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property. No current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, performed services for the government or any university, college, other educational institution for research center or third party during a period of time during which such employee, consultant or independent contractor also was performing services for the Company.

(p)

The Company Products do not contain any viruses, Trojan horses, worms or other software routines or hardware components designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data.

(q)

None of the Company Products is, in whole or in part, subject to the provision of any agreement obligating the Company or any subsidiary to make source code publicly available to third parties.

(r)

Except as set forth in Section 3.14(r) of the Disclosure Letter, each Company Product conforms in all material respects to the specifications, documentation, press releases or other information provided to customers or potential customers of the Company on which such customers or potential customers relied or would reasonably be expected to rely upon when licensing or otherwise acquiring such Company Products. The Company Products are in compliance with all applicable laws. To the extent that Company Products (including new versions or releases thereof) have not been launched commercially, the Company has fully disclosed to SUTIOC all technical problems or concerns associated with such Company Products known to or suspected by the Company that affect or may be expected to affect the performance of such Company Products. The Company has taken all actions necessary to document all Company Products and their operation such that the materials comprising the Company Products, including any source code and documentation, have been written in a clear manner in accordance with industry standards so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(s)

Section 3.14(s) of the Disclosure Letter sets forth a complete and accurate list of: (i) all software which the Company has licensed from any third party which is used by the Company in the Company Products or otherwise in its business; and (ii) a list of all "freeware" and "shareware" incorporated into any Company Product now or heretofore shipped by the Company. The Company has all rights necessary to use such software, "freeware" and "shareware."

(t)

Neither the Company nor any Subsidiary has violated, is in violation of, nor will this Agreement, the observance and performance of the terms hereof or thereof or the consummation of the transactions contemplated hereby or thereby cause any violation of, any terms or provisions of any agreement under which the Company or any Subsidiary has or had an obligation to develop, supply or distribute software to or for any third party, excluding end-user licenses for object code executed in the ordinary course of business, nor is or would the Company or any subsidiary under any circumstances, be under any obligation to deliver source code or any confidential or proprietary information to any third party.

Section 3.15

Material Contracts.

(a)

Section 3.15(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all written or oral contracts (including, with respect to each oral contract, a description of its material terms), agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each, a "Contract"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective assets and properties, is otherwise bound, as follows (each of the following, a "Material Contract" and, collectively, the "Material Contracts"):

(i)

each Contract of the Company or any Subsidiary pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was obligated to pay) more than Ten Thousand Dollars ($10,000) in the twelve (12) month period ended December 31, 2006 (provided such Contract remains in effect as of the date hereof) and each customer Contract in effect on the date of this Agreement under which the Company or any Subsidiary received in the twelve (12) month period ended December 31, 2006 or is entitled to receive thereafter more than Ten Thousand Dollars ($10,000);

(ii)

each Contract that requires payment by or to the Company after December 31, 2006 of more than Ten  Thousand Dollars ($10,000) per annum;

(iii)

each Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or a Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted;

(iv)

any Contract that will be subject to default, termination, repricing or renegotiation, in each case where the amounts involved under such Contract or repricing exceed Ten Thousand Dollars ($10,000), because of the transactions contemplated hereby;

(v)

each Contract of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money, any mortgage, security agreement or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), other than equipment leasing arrangements where the amounts involved under such Contract do not exceed Ten Thousand Dollars ($10,000);

(vi)

each partnership, joint venture, joint marketing or other similar Contract or arrangement to which the Company or any Subsidiary is a party or by which it is otherwise bound;

(vii)

each Contract granting to the Company or any Subsidiary any material right under or with respect to any Company Intellectual Property;

(viii)

each Contract under which the Company or any Subsidiary grants any material right under or with respect to any Company Intellectual Property to another person; and

(ix)

each Contract that requires the Company or any Subsidiary to grant "most favored customer" pricing to any other person.

(b)

Each Material Contract is (i) a legal, valid and binding obligation of the Company or a Subsidiary and, to the Company's knowledge, each other person who is a party thereto and (ii) enforceable against the Company or such Subsidiary and, to the Company's knowledge, each such other person in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default under any Material Contract. Neither the Company nor any Subsidiary knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default or event of default or other material breach on the part of the Company or any of its Subsidiaries under any such Material Contract.

(c)

Except as set forth in Section 3.15(c) of the Disclosure Letter, and other than the Material Contracts, neither the Company nor any Subsidiary has entered into, is a party to or is otherwise bound by, as of the date hereof:

(i)

any fidelity or surety bond or completion bond, except as required pursuant to Section 412 of ERISA;

(ii)

any Contract pursuant to which the Company or any Subsidiary has agreed to provide liquidated damages in excess of Ten Thousand Dollars ($10,000) for failure to meet performance or quality milestones;

(iii)

any Contract pursuant to which the Company or any Subsidiary has agreed to provide indemnification or guaranty to a third party (other than this Agreement);

(iv)

any Contract relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business; or

(v)

any distribution, joint marketing or development Contract.

Section 3.16

Title to Properties; Absence of Liens and Encumbrances.

(a)

The Company and each of its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Financial Statements, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens except for: (i) Liens reflected on the Financial Statements, (ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property as it is presently used, (iii) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with GAAP have been created and (iv) mechanic's, materialmen's and similar Liens arising in the ordinary course of business or by operation of law (collectively, "Permitted Liens").

(b)

Section 3.16(b) of the Disclosure Letter sets forth a true, complete and correct list of all real property leased by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all leases for real property to which it is a party. Neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or any Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the owned or leased real property.

(c)

The facilities, property and equipment owned, leased or otherwise used by the Company or any of its Subsidiaries that are material to the functioning of the businesses of the Company and its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear) and suitable for the purposes for which they are presently used.

(d)

All tangible assets which are leased by the Company or any of its Subsidiaries that are material to the functioning of the businesses of the Company and its Subsidiaries have been maintained with the manufacturers' standards and specifications required by each such lease such that, at each such termination of the lease, such assets can be returned to their owner without any further material obligation on the part of the Company or any of its Subsidiaries with respect thereto.

Section 3.17

Off Balance Sheet Liabilities.    Except for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements, Section 3.17 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among the Company, any of its affiliates and any special purpose or limited purpose entity beneficially owned by or formed at the direction of the Company or any of its affiliates.

Section 3.18

Promotions and Selling Arrangements.    Except as disclosed in Section 3.18 of the Disclosure Letter, since December 8, 2006 the Company has not recorded any material amount of revenues in connection with sales made pursuant to promotional programs, special selling arrangements or concessions, or otherwise, other than those maintained or conducted in the ordinary course of business consistent with past practice, or pursuant to new or amended accounting practices or interpretations.

Section 3.19

Intentionally Reserved.

Section 3.20

Affiliates.    Except for certain stockholders and the directors and executive officers of the Company, each of whom is listed in Section 3.20 of the Disclosure Letter, there are no persons who, to the Company's knowledge, may be deemed to be affiliates of the Company as defined by the Securities Act.

Section 3.21

Suppliers and Customers.    The documents and information supplied by the Company to SUTIOC or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant website publishers and advertising customers are accurate in all material respects.

Section 3.22

Intentionally reserved

Section 3.23

Brokers.    No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to SUTIOC) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.24

Interested Party Transactions.    Section 3.24 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of any transaction, arrangement or relationship involving an amount of Ten Thousand Dollars ($10,000) or more that any director, officer or other affiliate of the Company has or has had in the last three (3) years, directly or indirectly relating to (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services, (iii) a beneficial interest in any Contract included in Section 3.14 or 3.15 of the Disclosure Letter or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 3.24.

Section 3.25

Takeover Statutes.    Subject to SUTIOC's representations and warranties set forth herein, the Company Board has taken all actions so that the restrictions contained in the NRS applicable to a "business combination" (as defined in such NRS), and any other similar applicable law, will not apply to SUTIOC with respect to the execution, delivery or performance of this Agreement.

Section 3.26

Minute Books.    The minute books of the Company and its Subsidiaries made available to SUTIOC are the only minute books of such entities and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders of such entities and include copies of all board and stockholder actions by written consent since inception to the date of delivery to SUTIOC. The Company shall promptly provide SUTIOC copies of all minutes of any meetings, and actions by written consent, of the Company Board and the board of directors of any Subsidiary, and a written record of the proceedings of any meetings or actions by written consent of the stockholders of the Company and any Subsidiaries thereof, which transpire or are executed after the date hereof and prior to the Effective Time.

Section 3.27

Warranties; Indemnities.    There are no material warranty or indemnity claims pending or threatened against the Company or any Subsidiary. Section 3.27 of the Disclosure Letter sets forth:

(a)

a list of all forms of written warranties, guarantees and written warranty policies of the Company and any Subsidiary in respect of any of the Company Products which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation;

(b)

each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, any threatened dispute; and

(c)

the experience of the Company and its Subsidiaries with respect to warranties, guarantees and warranty policies of or relating to the Company Products and services.

True and correct copies of all forms of Warranty Obligations have been delivered to SUTIOC prior to the execution of this Agreement. There have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of the Company and its Subsidiaries are not authorized to undertake obligations to any customer or other person in excess of or materially different from such Warranty Obligations. The Financial Statements reflect adequate and appropriate reserves for all Warranty Obligations. All products designed, licensed, or sold by the Company and its Subsidiaries are and were free from material defects in design and satisfy in all material respects the written requirements therefor set forth in any and all contracts, agreements, purchase orders, Warranty Obligations or other specifications or agreements related thereto.

Section 3.28

Representations Complete.    None of the representations or warranties made to SUTIOC by the Company (taken together with the Disclosure Letter) contains or will contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained herein or therein (to the extent such statements are of, by or regarding the Company), in light of the circumstances in which made, not misleading.

Section 3.29

Insurance.    All insurance policies of the Company and its Subsidiaries are listed on Section 3.29 of the Disclosure Letter. Except as set forth in Section 3.29 of the Disclosure Letter, there is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of or obligors on such policies. All premiums due and payable under all such policies have been timely paid and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies, or that any underwriter or carrier would not renew each such policy on substantially comparable terms as currently in effect.

Section 3.30

Foreign Corrupt Practices Act.    Neither the Company, nor to the knowledge of the Company, any Subsidiary, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 3.31

Internal Controls.    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (a) maintains disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities and (b) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company Board (i) any significant deficiencies in the operation of internal controls which could adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

Section 3.32

No Acceleration of Company Options.    Except as set forth in Section 3.32 of the Disclosure Letter, no Company Stock Options will accelerate upon the execution of this Agreement or the consummation of the transactions contemplated thereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUTIOC

SUTIOC hereby represents and warrants to the Company that:

Section 4.1

Organization.

(a)

SUTIOC is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. SUTIOC has heretofore delivered to the Company's counsel accurate and complete copies of the Articles of Incorporation and bylaws, as currently in full force and effect, of SUTIOC.

(b)

SUTIOC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, does not have a Material Adverse Effect on SUTIOC. For purposes hereof, the term "Material Adverse Effect on SUTIOC" means any circumstance involving, change in or effect on SUTIOC or any of its subsidiaries (i) that is, or is reasonably likely in the future to be, materially adverse to the business operations, earnings, results of operations, assets or liabilities (including contingent liabilities) or the financial condition of SUTIOC and its subsidiaries, taken as a whole, but excluding from the foregoing any event, change or circumstance arising out of (A) the compliance by the Company, Subsidiaries, or SUTIOC with the terms and conditions of this Agreement, (B) the announcement or disclosure of this Agreement or the subject matter hereof, (C) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement or (D) changes in applicable law or regulations or in GAAP; or (ii) that is reasonably likely to prevent or materially delay or impair the ability of SUTIOC to consummate the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, all references to Material Adverse Effect on SUTIOC contained in this Agreement shall be deemed to refer solely to SUTIOC and its subsidiaries without including its ownership of the Company.

Section 4.2

Capitalization of SUTIOC and its Subsidiaries.

(a)

The authorized capital stock of SUTIOC consists of (i)10,000 shares of SUTIOC Common Stock, $.001 par value per share, of which, as of December__, 2006, approximately 1,000 shares were issued and outstanding.  All of the outstanding shares of SUTIOC have been validly issued and are fully paid, nonassessable and not subject to any preemptive rights. As of December__2006 (A) an aggregate of approximately zero shares of SUTIOC Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants and under purchase plans. Except as set forth above, as of the date hereof, there are outstanding (1) no shares of capital stock or other voting securities of SUTIOC, (2) no securities of SUTIOC or its subsidiaries convertible into, or exchangeable for, shares of capital stock or voting securities of SUTIOC, (3) no options, warrants or other rights to acquire from SUTIOC or its subsidiaries and no obligations of SUTIOC or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SUTIOC and (4) no equity equivalent interests in the ownership or earnings of SUTIOC or any subsidiaries of SUTIOC or other similar rights. All of the outstanding shares of SUTIOC Common Stock, options and warrants to purchase shares of SUTIOC Common Stock (collectively, "SUTIOC Securities") were issued in compliance with the Securities Act and applicable state securities laws. There are no stockholder agreements, voting trusts or other arrangements or understandings to which SUTIOC is a party or by which it or the SUTIOC Board is bound, and, to SUTIOC's knowledge, there are no other agreements, voting trusts or other arrangements or understandings relating to the voting of any shares of capital stock or other voting securities of SUTIOC. No shares of SUTIOC are issued and held by SUTIOC in its treasury as of the date hereof.

Section 4.3

Authority Relative to this Agreement.

(a)

SUTIOC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SUTIOC and a majority of its stockholders. This Agreement has been duly and validly executed and delivered by SUTIOC and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of SUTIOC enforceable against SUTIOC in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)

The SUTIOC Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of SUTIOC's stockholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement has been duly and validly adopted and approved by SUTIOC's Board of Directors and a majority of its stockholders. No other corporate proceedings of SUTIOC are required to authorize this Agreement and consummate the transactions contemplated hereby.

Section 4.4

SEC Reports; Financial Statements of SUTIOC and IElement.

(a)

SUTIOC is not subject to the reporting requirements of the Securities Exchange Act of 1934.  SUTIOC has delivered to the Company, financial statements, dated as of .  IElement has filed all required forms, reports and documents with the SEC since September 30, 2006 ("IElement SEC Reports"), and each of such IElement SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms, reports and documents were filed. None of the IElement SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a IElement SEC Report filed subsequently and prior to the date hereof. Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the IElement SEC Reports (the " IElement Financial Statements") do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly stated therein. The IElement Financial Statements have been prepared in all material respects in accordance with GAAP consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present the consolidated financial condition of IElement and its subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby, in each case in conformity with GAAP (subject, in each case, to normal year-end adjustments and except that unaudited financial statements do not contain all footnotes required for audited financial statements).

Section 4.5

Information Supplied.    None of the information supplied or to be supplied by SUTIOC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 4.6

Consents and Approvals; No Violations.    Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or "blue sky" laws, no filing with or notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by SUTIOC of this Agreement or the consummation by SUTIOC of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by SUTIOC nor the consummation by SUTIOC of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws of SUTIOC; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SUTIOC is a party or by which its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to SUTIOC or its properties or assets, except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on SUTIOC.

Section 4.7

No Undisclosed Liabilities; Absence of Changes.    Except as disclosed, SUTIOC has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of IElement and SUTIOC and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred since [the day of closing], 2006 in the ordinary course of business consistent with past practices. Except as disclosed in the IElement SEC Reports, since September 30, 2006, there has been no Material Adverse Effect on IElement.

Section 4.8

Compliance with Applicable Law.    SUTIOC holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "SUTIOC Permits"), except where failures to hold such permits, licenses, variances, exemptions, orders and approvals that, individually or in the aggregate, would not result in a Material Adverse Effect on SUTIOC and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on SUTIOC or any of its subsidiaries that, individually or in the aggregate, would result in a Material Adverse Effect on SUTIOC. SUTIOC is in compliance with the terms of the SUTIOC Permits held by it, except where the failure so to comply, individually or in the aggregate, would not result in a Material Adverse Effect on SUTIOC and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on SUTIOC or any of its subsidiaries that, individually or in the aggregate, would result in a Material Adverse Effect on SUTIOC. The business of SUTIOC and its subsidiaries are being conducted in compliance with all applicable laws, ordinances and regulations of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations of any such laws, ordinances or regulations that, individually or in the aggregate, do not and will not result in a Material Adverse Effect on SUTIOC and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on SUTIOC or any of its subsidiaries that, individually or in the aggregate, would result in a Material Adverse Effect on SUTIOC.

Section 4.9

Brokers.    No broker finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SUTIOC.

Section 4.10

No Prior Activities of SUTIOC.    SUTIOC was formed for the purposes of entering into this Agreement and consummating the transactions contemplated hereby, and has engaged in no other business activities of any type or kind whatsoever.

Section 4.11

Intentionally Reserved.

Section 4.12

Disclosure.    SUTIOC has provided to the Company copies of all existing material contracts (as used in this Section 4.12, as that term is defined for purposes of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) of SUTIOC.

Section 4.13

Off Balance Sheet Liabilities.    SUTIOC is not subject to or a party to any off balance sheet liabilities.  Except for transactions, arrangements and other relationships otherwise specifically identified in the IElement Financial Statements as of the date hereof, there are no transactions, arrangements and other relationships between and/or among IElement, any of its affiliates and any special purpose or limited purpose entity beneficially owned by or formed at the direction of SUTIOC or any of its affiliates.

Section 4.14

Litigation.    SUTIOC is not a party to any litigation.

ARTICLE V

COVENANTS

Section 5.1

Conduct of Business of the Company.    Except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Disclosure Letter or (iii) to the extent that SUTIOC shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will and will cause each Subsidiary to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Disclosure Letter or (iii) to the extent that SUTIOC shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, neither the Company nor any Subsidiary will:

(a)

amend its Articles of Incorporation or bylaws (or other similar governing document);

(b)

authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to Company Stock Options granted under the Company Plans;

(c)

split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary (other than the cancellation of Company Stock Options following termination of employment with or provision of services to the Company or any Subsidiary);

(d)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(e)

alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary;

(f)

(i) incur, assume or forgive any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices or trade payables arising in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of the Subsidiaries incurred in the ordinary course of business consistent with past practices; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to the Subsidiaries or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary or any of the Other Interests; or (v) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

(g)

except as may be required by law, (i) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement, other than offer letters, letter agreements and options to purchase Shares entered into with new hires in the ordinary course of business consistent with past practice and performance bonuses granted to employees on a basis consistent with the past practices of the Company; (ii) enter into, adopt, amend or terminate any pension, retirement, deferred compensation, employment, health, life or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, other than in the ordinary course of the Company's business consistent with past practice; or (iii) increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practice for employees other than an employee who is party to an employment agreement;

(h)

(i) acquire, sell, lease, license or dispose of any assets or properties in any single transaction or series of related transactions having a fair market value in excess of Ten Thousand Dollars ($10,000) in the aggregate, other than sales or licenses of its products in the ordinary course of business consistent with past practices; (ii) enter into any exclusive license, distribution, marketing, sales or other agreement; (iii) enter into a "development services" or other similar agreement pursuant to which the Company may purchase or otherwise acquire the services of another person, other than in the ordinary course of business consistent with past practices; (iv) acquire, sell, lease, license, transfer, encumber, enforce or otherwise dispose of any Company Intellectual Property, other than licenses or sales of its products or services in the ordinary course of business consistent with past practices; or (v) knowingly, willfully or wantonly infringe upon, misappropriate or otherwise violate the rights of any third party intellectual property.

(i)

unless required by a change in applicable law or in GAAP, change any of the accounting principles, practices or methods used by it;

(j)

revalue any of its assets or properties, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

(k)

(i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other person or any division thereof or any equity interest therein; (ii) enter into any Contract that would be material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practices; (iii) amend, modify or waive any right under any of its Material Contracts; (iv) modify its standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary; (v) enter into any Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or any Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted; or (vi) authorize any new capital expenditure, other than as set forth in Section 5.1 of the Disclosure Letter, up to an aggregate amount equal to One Hundred Fifty Thousand Dollars ($150,000);

(l)

make or rescind any express or deemed election relating to Taxes, settle or compromise any Tax liability, enter into any closing or other agreement with any Tax authority, file or cause to be filed any amended Tax Return, file or cause to be filed claim for refund of Taxes previously paid or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

(m)

 fail to file any Tax Returns when due, fail to cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return of the Company in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods, take any position, make any election or adopt any method on such Tax Return that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law, or fail to pay any Taxes when due;

(n)

(i) settle or compromise any pending or threatened suit, action or claim that (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which would require the payment by the Company or any Subsidiary of damages in excess of Ten Thousand Dollars ($10,000), unless such settlement or compromise is fully covered by an insurance policy of the Company or a Subsidiary (other than with respect to any deductible), or involves any equitable relief or (ii) suffer to exist any suit, claim, action, proceeding or investigation against the Company, any Subsidiary or any of their respective properties or assets that, if decided adversely to the Company or any such Subsidiary, would, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Ten Thousand Dollars ($10,000), other than such claims, actions, proceedings or investigations that are (A) fully covered by insurance policies in favor of the Company and the Subsidiaries (other than with respect to any deductible) or (B) determined to be without merit by counsel mutually acceptable to SUTIOC and the Company;

(o)

knowingly take any action that would result in a failure to maintain trading of the Shares on the Pink Sheets market;

(p)

take any action that results in the acceleration of vesting of any Company Stock Option, except as may be required pursuant to any agreement in effect as of the date hereof;

(q)

allow any insurance policy to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

(r)

take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(r) hereof or any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect.

Notwithstanding the foregoing and any other provision of this Agreement, SUTIOC shall not have the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.2

Conduct of Business of SUTIOC.    Except (i) as contemplated or permitted by this Agreement or (ii) to the extent that the Company shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, neither SUTIOC nor any of its subsidiaries shall, without the prior written consent of the Company:

(a)

amend its Articles of Incorporation (other than to increase the number of authorized shares of SUTIOC Common Stock) or bylaws (or other similar governing document);

(b)

split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any subsidiary of SUTIOC (other than the repurchase of restricted stock and cancellation of securities following termination of employment with or provision of services to SUTIOC or any of its subsidiaries);

(c)

knowingly take any action that would result in a failure to maintain the trading of the SUTIOC Common Stock on the NASDAQ;

(d)

adopt or propose to adopt any amendments to its charter documents that would materially impair or adversely effect the ability of SUTIOC to consummate the transactions contemplated by this Agreement;

(e)

adopt a plan of complete or partial liquidation or dissolution;

(f)

unless required by a change in applicable law or GAAP, change any of the accounting principles, practices or methods used by it;

(g)

take or agree in writing or otherwise to take any of the actions described in Sections 5.2(a) through 5.2(g) hereof or any action that would make any of the representations or warranties of SUTIOC contained in this Agreement untrue or incorrect in any material respect.

Notwithstanding the foregoing and any other provision of this Agreement, the Company shall not have the right to control or direct SUTIOC's operations. SUTIOC shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.3

Intentionally Reserved

Section 5.4

Other Potential Acquirers.

(a)

The Company agrees that it and its affiliates and their respective officers, directors and employees shall, and that it shall direct its investment bankers, attorneys, accountants and other representatives and agents to immediately cease any existing activities, discussions or negotiations with any other persons with respect to any possible Third Party Acquisition. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, investment bankers, attorneys, accountants or other representatives and agents to, directly or indirectly, (A) encourage, solicit, initiate or knowingly facilitate the submission of any proposal for a Third Party Acquisition; (B) participate in or initiate any discussions or negotiations regarding, or provide any non-public information with respect to, the Company or any Subsidiary or their respective businesses, assets or properties in connection with, or take any other action to knowingly facilitate, any Third Party Acquisition or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition; or (C) enter into any agreement with respect to any Third Party Acquisition.

Section 5.5

Access to Information.

(a)

Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall provide SUTIOC and its authorized representatives with reasonable access to all employees, offices and other facilities and to all books and records of the Company and the Subsidiaries as SUTIOC may reasonably require, and will cause its officers and those of the Subsidiaries to furnish SUTIOC and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiaries as SUTIOC may from time to time reasonably request. Between the date hereof and the Effective Time, SUTIOC shall make available to the Company, as reasonably requested by the Company, a designated and appropriate officer of SUTIOC to answer questions and make available such information regarding SUTIOC and its Subsidiaries as is reasonably requested by the Company, taking into account the nature of the transactions contemplated by this Agreement.

(b)

Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall furnish to SUTIOC (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with ______ 2006), an unaudited balance sheet as of the end of such month and the related statement of earnings, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year), an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows. All of such financial statements referred to in the foregoing clauses (i), (ii) and (iii) shall be prepared in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

(c)

Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, SUTIOC shall furnish to the Company (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with ______ 2006), an unaudited balance sheet as of the end of such month and the related statement of earnings, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year), an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows. All of such financial statements referred to in the foregoing clauses (i), (ii) and (iii) shall be prepared in accordance with GAAP in conformity with the practices consistently applied by SUTIOC with respect to such financial statements. All the foregoing shall be in accordance with the books and records of SUTIOC and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by SUTIOC in conformity with its past practices) as of the last day of the period then ended.

(d)

Each of the parties hereto shall hold, and shall cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement, dated _____, 2006, between the Company and SUTIOC (the "Confidentiality Agreement"). Notwithstanding anything herein to the contrary, any party to this Agreement (and their employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, that this sentence shall not permit any disclosure that otherwise is prohibited by this Agreement (i) if such disclosure would result in a violation of federal or state securities laws; or (ii) to the extent not related to the tax aspects of the transactions contemplated by this Agreement. Moreover, nothing in this Agreement shall be construed to limit in any way any party's ability to consult any tax advisor regarding the tax treatment or tax structure of the transactions contemplated by this Agreement.

Section 5.6

Certain Filings; Reasonable Efforts.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to do the following: (i) cooperate in the preparation and filing of necessary SEC filings; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) execute any additional instruments necessary to consummate the transactions contemplated hereby. The Company agrees to encourage its employees to accept any offers of employment extended by SUTIOC. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

Section 5.7

Public Announcements.    Each of SUTIOC and the Company shall consult with the other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except (a) as may be required by applicable law or by the rules and regulations of, the NASDAQ over the counter market, as determined by SUTIOC or the Company, as the case may be. Notwithstanding the preceding sentence, the first public announcement of this Agreement shall be a joint press release agreed upon by SUTIOC and the Company.

Section 5.8

Indemnification and Directors' and Officers' Insurance.

(a)

For a period of six (6) years after the Effective Time, the Company shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make SUTIOC or the Company or the Surviving Company an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.8 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 5.8 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.8 and may specifically enforce its terms. This Section 5.8 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect. SUTIOC shall cause the Certificate of Incorporation and bylaws of the Surviving Company to maintain in effect, for a period of six (6) years after the Effective Time, the current provisions contained in the Amended and Restated Certificate of Incorporation and bylaws of the Company regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses.

(b)

From and after the Effective Time, the Company fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Company's Restated Certificate of Incorporation or bylaws as in effect on the date hereof.

(c)

The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. SUTIOC shall not permit the Surviving Company to merge or consolidate with any other person or transfer or convey all or substantially all of its properties and assets to any person unless the successors and assigns of the Surviving Company, as the case may be, or at SUTIOC's option, SUTIOC, shall assume the obligations set forth in this Section 5.8.

Section 5.9

Notification of Certain Matters.    The Company shall provide prompt notice to SUTIOC, and SUTIOC shall provide prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate and (ii) any failure of the Company, SUTIOC, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.10

Company Stock Options.    Prior to the Effective Time, the Company shall not cause the acceleration of any Company Stock Options.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF ACQUISITION

Section 6.1

Conditions to Each Party's Obligations to Effect the Acquisition.

The respective obligations of each party hereto to effect the Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

this Agreement shall have been duly adopted by the requisite vote or written consent of the stockholders of the Company, if and to the extent required by applicable law;

(b)

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto that prohibits, restrains, enjoins or restricts the consummation of the Agreement;

(c)

The creditors of the Company set forth on attached Exhibit 6.1(g) have approved this Agreement and agree not to place the Company in default of the terms of any loan agreements they may have with the Company;

(d)

The creditors of the Company set forth on attached Exhibit 6.1(g) have approved this Agreement and agree to waive any right they may have to hold SUTIOC or IElement responsible for the repayment of any loans, notes or other liabilities of the Company;

(e)

The Company shall file with the SEC all of its delinquent reports through the end of its 2005 fiscal year; and

(f)

The Company’s convertible debenture holder and creditor NIR (insert proper legal name) shall have approved the transaction in its entirety and agreed to subordinate to the rights of SUTIOC included herein and shall have agreed to hold SUTIOC and IElement harmless from and for any and all obligations of the Company.

ARTICLE VII

TERMINATION; AMENDMENT; WAIVER

Section 7.1

Termination.    This Agreement may be terminated and Agreement may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

(a)

by mutual written consent of SUTIOC and the Company;

(b)

by SUTIOC or the Company if any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto shall have issued a final order, decree or ruling, or taken any other final action, permanently restraining, enjoining or otherwise prohibiting the Agreement and such order, decree, ruling or other action is or shall have become nonappealable;

(c)

by the Company if, prior to Closing, (i) the representations and warranties of SUTIOC contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall not be true and correct, or the representations and warranties of SUTIOC contained in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case, at and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date); provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a breach by SUTIOC of any of its covenants or obligations to be performed under this Agreement having a Material Adverse Effect on SUTIOC or materially and adversely affecting (or materially delaying) the consummation of the Agreement, and SUTIOC, as the case may be, has not cured such breach (if capable of being cured) within twenty (20) business days after notice by the Company thereof; provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (iii) SUTIOC shall have failed to commence the Offer on or prior to the date provided therefor in Section 1.1; provided, that the Company may not terminate this Agreement pursuant to this clause (iii) if SUTIOC shall have failed to commence the Offer prior to such date due to the material breach of this Agreement by the Company; (iv) the Company receives a Superior Proposal and resolves to accept such Superior Proposal, but only if (A) the Company has acted in accordance with, and has otherwise complied with the terms of, Section 5.4 hereof, including the notice provisions therein and (B) the Company has paid all amounts due to SUTIOC pursuant to Section 7.3; or (v) SUTIOC shall have consummated a merger or consolidation in which SUTIOC is not the surviving corporation or SUTIOC shall have consummated a sale of all or substantially all of its assets.

(d)

by SUTIOC if, prior to Closing, (i) the representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall not be true and correct, or the representations and warranties of the Company contained in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case, at and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date); provided that SUTIOC has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a breach by the Company of any of its covenants or obligations to be performed under this Agreement having a Material Adverse Effect on the Company or materially and adversely affecting (or materially delaying) the consummation of the Transaction, and the Company has not cured such breach (if capable of being cured) within twenty (20) business days after notice by SUTIOC thereof; provided that SUTIOC has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (iii) the Company Board shall have submitted or recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, the Transaction, fails to include its recommendation of this Agreement; (v) the Company Board fails to reject a proposal for a Third Party Acquisition or fails to recommend against a proposal for a Third Party Acquisition in any filing with the SEC made pursuant to Rule 14d-9 or 14e-2 under the Exchange Act within ten (10) business days after such proposal is received by or on behalf of the Company or such transaction has been launched, as the case may be; (vi) the Company shall have breached its obligations under Section ____

Section 7.2

Effect of Termination.    Upon the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its respective affiliates, directors, officers or stockholders, other than the provisions of this Section 7.2 and Sections 5.6(d) and 7.3, and all of Article 8, except for Section 8.10. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.3

Fees and Expenses. Whether or not the Acquisition is consummated, all expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 7.4

Amendment.    This Agreement may be amended by action taken by the Company, SUTIOC. This Agreement (including the Disclosure Letter) may be amended only by an instrument in writing signed on behalf of the parties hereto.

Section 7.5

Extension; Waiver.    At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by another party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.1

Survival of Representations and Warranties.    The representations and warranties made herein shall survive for a period of one (1) year beyond the Effective Time or a termination of this Agreement in accordance with its terms.

Section 8.2

Entire Agreement; Assignment.    This Agreement (including the Disclosure Letter and the Exhibits and Annex A hereto) and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that SUTIOC may assign any or all of its rights and obligations under this Agreement to any wholly-owned subsidiary of SUTIOC, but no such assignment shall relieve SUTIOC of its obligations hereunder if such assignee does not perform such obligations.

Section 8.3

Validity.    If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

Section 8.4

Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

if to SUTIOC:

Sutioc Enterprises, Inc.

____________________

____________________

____________________

Telecopier: ____________

Attention:  ____________

with a copy to:

Telecopier: _____________

Attention:

if to the Company to:

US Wireless, Inc.

________________________

Telecopier: ____________

Attention:

with a copy to:

__________________________

Telecopier: ______________

Attention:

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5

Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

Section 8.6

Descriptive Headings; Section References.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses of this Agreement unless specified otherwise.

Section 8.7

Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 5.9 and 8.2 hereof, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.8

Certain Definitions.    For the purposes of this Agreement the term:

(a)

"affiliate" means (except as otherwise provided in Sections 3.20 and 5.11) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

(b)

"business day" means any day other than a day on which (i) banks in New York are required or authorized by law to be closed or (ii) the NASDAQ is closed;

(c)

"knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or SUTIOC, as the case may be. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or SUTIOC (in the case of knowledge of SUTIOC) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

(d)

"include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

(e)

"Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and, with respect to the Company, disclosed in Section 3.14(d) of the Disclosure Letter, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; and

(f)

"person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

Section 8.9

No Personal Liability.    This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, SUTIOC or any officer, director, employee, agent, representative or investor of any party hereto.

Section 8.10

Specific Performance.    The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Agreement, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a) it shall not be entitled to specific performance to compel the consummation of the Agreement.

Section 8.11

Counterparts.    This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 8.12

Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive the application of any applicable law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 8.13

Waiver of Jury Trial.    SUTIOC and the Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of SUTIOC or the Company in the negotiation, administration, performance and enforcement hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SUTIOC ENTERPRISES, INC.:

By: ____________________________

Name:___________________________

Title:__________________________

US WIRELESS ONLINE, INC.:

By:_____________________________

Name:___________________________

Title:__________________________